Exhibit 99.2

Contact:
Gordon Link
Chief Financial Officer
515-598-2925
glink@linkp.com
FOR IMMEDIATE RELEASE
NewLink Genetics Corporation Announces Pricing of Public Offering of Common Stock
AMES, Iowa, January 30, 2013 - NewLink Genetics Corporation (NASDAQ:NLNK), a biopharmaceutical company focused on discovering, developing and commercializing cancer therapeutics, today announced the pricing of an underwritten public offering of 4,000,000 shares of its common stock at a price to the public of $11.40 per share, which was the previous day's closing price. The net proceeds to NewLink from this offering are expected to be approximately $42.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by NewLink. The offering is expected to close on or about February 4, 2013, subject to customary closing conditions. NewLink anticipates using the net proceeds from the offering for general corporate purposes, including clinical trial, preclinical and other research and development expenses, capital expenditures, working capital and general and administrative expenses.
Jefferies & Company, Inc. and Stifel Nicolaus Weisel are acting as joint book-running managers in the offering and Baird, Canaccord Genuity Inc. and Cantor Fitzgerald & Co. are acting as co-managers. NewLink has granted the underwriters a 30-day option to purchase up to an aggregate of 600,000 additional shares of common stock.
The securities described above are being offered by the Company pursuant to a shelf registration statement previously filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering, when available, may be obtained from Jefferies & Company, Inc., Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com, or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, or by calling (415) 364-2500.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
About NewLink Genetics Corporation
NewLink Genetics Corporation is a biopharmaceutical company focused on discovering, developing and commercializing novel immunotherapeutic products to improve cancer treatment options for patients and physicians. NewLink's portfolio includes biologic and small-molecule immunotherapy product candidates intended to treat a wide range of oncology indications.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "expect," "intend," "may," "will," "could," "should," or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about the Company's expectations with respect to its proposed offering, including its intention to offer and sell shares, the closing of the offering and the Company's intended use of proceeds from the offering. Such statements are based on the Company's expectations as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including but not limited to the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as those risks discussed in NewLink's Annual Report on Form 10-K for the year ended December 31, 2011, in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent NewLink's views as of the date of this press release. NewLink anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink's views as of any date subsequent to the date of this press release.